As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ContraFect Corporation

(Exact name of Registrant as specified in its charter)

Delaware	39-2072586
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address of principal executive offices) (Zip code)

ContraFect Corporation 2014 Omnibus Incentive Plan

(Full title of the plans)

Natalie Bogdanos, Esq.

General Counsel and Corporate Secretary

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	613,282 (2)	$5.28(3)	$3,238,128.96	$420.31

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 613,282 shares issuable under the ContraFect Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”) pursuant to the terms of the 2014 Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the ContraFect Corporation’s (the “Registrant”) common stock as reported on The Nasdaq Capital Market on August 13, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 613,282 shares of the Registrant’s common stock to be issued pursuant to the 2014 Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos.  333-231439, 333-224834, 333-217943 and 333-199046), filed with the Securities and Exchange Commission, relating to the 2014 Plan, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of ContraFect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016, Certificate of Amendment dated May 2, 2017, and Certificate of Amendment dated February 3, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36577) filed on March 18, 2020)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36577) filed on May 10, 2016)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	ContraFect Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-217943) filed on May 12, 2017)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on August 14, 2020.

CONTRAFECT CORPORATION

By:	/s/ Roger J. Pomerantz, M.D., F.A.C.P.
Roger J. Pomerantz, M.D., F.A.C.P.
Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger J. Pomerantz, M.D., F.A.C.P., Michael Messinger and Natalie Bogdanos, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger J. Pomerantz, M.D., F.A.C.P.	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 14, 2020
Roger J. Pomerantz, M.D., F.A.C.P.

/s/ Michael Messinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2020
Michael Messinger

/s/ Steven C. Gilman, Ph.D.	Vice Chairman of the Board	August 14, 2020
Steven C. Gilman, Ph.D.

/s/ Sol J. Barer, Ph.D.	Lead Independent Director	August 14, 2020
Sol J. Barer, Ph.D.

/s/ Lishan Aklog, M.D.	Director	August 14, 2020
Lishan Aklog, M.D.

/s/ David N. Low, Jr.	Director	August 14, 2020
David N. Low, Jr.

/s/ Michael J. Otto, Ph.D.	Director	August 14, 2020
Michael J. Otto, Ph.D.

/s/ Cary W. Sucoff	Director	August 14, 2020
Cary W. Sucoff